EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275370) and Form S-8 (Nos. 333-261126, 333-254162, 333-251194, 333-237384, 333-234309, 333-263196, 333-270105, 333-277467 and 333-285231) of The Baldwin Insurance Group, Inc. of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 26, 2026